                                                                   EXHIBIT 10.31
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                          CONTINGENT WARRANT AGREEMENT

                                  BY AND AMONG

                                 MILACRON INC.,

                               GLENCORE FINANCE AG

                                       AND

                            MIZUHO INTERNATIONAL PLC

                           DATED AS OF MARCH 12, 2004

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                                TABLE OF CONTENTS

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                                            ARTICLE I

                                       CERTAIN DEFINITIONS

                                            ARTICLE II

                                 CONTINGENT WARRANT CERTIFICATES

Section 2.1    Issuance of Contingent Warrants............................................    6
Section 2.2    Forms of Contingent Warrant Certificates...................................    6
Section 2.3    Execution of Contingent Warrant Certificates...............................    6
Section 2.4    Registration of Contingent Warrant Certificates............................    7
Section 2.5    Exchange and Transfer of Contingent Warrant Certificates...................    7
Section 2.6    Lost, Stolen, Mutilated or Destroyed Contingent Warrant Certificates.......    7
Section 2.7    Cancellation of Contingent Warrant Certificates............................    7

                                           ARTICLE III

                                CONTINGENT WARRANT EXERCISE PRICE
                               AND EXERCISE OF CONTINGENT WARRANTS

Section 3.1    Exercise Price.............................................................    8
Section 3.2    Procedure for Exercise of Contingent Warrants..............................    8
Section 3.3    Issuance of Warrant Shares.................................................    8
Section 3.4    Certificates for Unexercised Contingent Warrants...........................    9
Section 3.5    Reservation of Shares......................................................    9
Section 3.6    No Impairment..............................................................    9
Section 3.7    Expiration of Contingent Warrants..........................................    9

                                            ARTICLE IV

                                ADJUSTMENTS AND NOTICE PROVISIONS

Section 4.1    Adjustment of Exercise Price...............................................    9
Section 4.2    Adjustment of Number of Shares.............................................   10
Section 4.3    Reorganizations............................................................   10
Section 4.4    Verification of Computations...............................................   11
Section 4.5    Notice of Certain Actions..................................................   11
Section 4.6    Certificate of Adjustments.................................................   11
Section 4.7    Contingent Warrant Certificate Amendments..................................   12
Section 4.8    Fractional Shares..........................................................   12
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                                            ARTICLE V

                                          MISCELLANEOUS

Section 5.1    Payment of Taxes and Charges...............................................   12
Section 5.2    Amendment and Waiver.......................................................   12
Section 5.3    Assignment.................................................................   13
Section 5.4    Term.......................................................................   13
Section 5.5    Successor to Company.......................................................   13
Section 5.6    Notices....................................................................   13
Section 5.7    Defects in Notice..........................................................   14
Section 5.8    Governing Law..............................................................   14
Section 5.9    Remedies...................................................................   15
Section 5.10   Standing...................................................................   15
Section 5.11   Headings...................................................................   15
Section 5.12   Counterparts...............................................................   15
Section 5.13   Severability...............................................................   15
Section 5.14   Entire Agreement...........................................................   15

Exhibit A - Form of Contingent Warrant Certificate........................................  A-1

Exhibit B - Form of Accountant's Certificate..............................................  B-1
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                                      -ii-
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                          CONTINGENT WARRANT AGREEMENT

                  THIS CONTINGENT WARRANT AGREEMENT (the "Agreement"), dated as of March 12, 2004, is entered into by and among Milacron Inc., a Delaware corporation (the "Company"), Glencore Finance AG ("Glencore"), and Mizuho International plc ("Mizuho", and together with Glencore, the "Purchasers").

                              W I T N E S S E T H:

                  WHEREAS, the Company consummated a financing of newly invested funds by entering into that certain Note Purchase Agreement (the "Note Purchase Agreement"), dated as of March 12, 2004, by and among the Company and the Purchasers, pursuant to which the Company has issued to the Purchasers the Notes (as defined herein);

                  WHEREAS, upon the receipt of Stockholder Approval (as defined herein) and the satisfaction or waiver of the Euro Note Refinancing Condition (as defined herein), the Notes are exchangeable for shares of Preferred Stock (as defined herein);

                  WHEREAS, upon the exchange of the Notes for shares of Preferred Stock, the Company proposes to issue warrants ("Contingent Warrants") to the holders of Preferred Stock to purchase up to an aggregate of one million shares (subject to adjustment) of the Company's common stock, par value $0.01 per share ("Common Stock") (the Common Stock issuable upon exercise of the Contingent Warrants being referred to herein as the "Contingent Warrant Shares");

                  WHEREAS, the Contingent Warrants shall be exercisable in the event of a Cash Flow Default (as defined herein); and

                  WHEREAS, upon exercise of any Contingent Warrants, the holders of Preferred Stock shall own Contingent Warrant Shares.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

"Accountant's Certificate" has the meaning set forth in Section 3.2(b) hereof.

"Agreement" has the meaning set forth in the Preamble hereof.

"Assignment" has the meaning set forth in Section 2.2 hereof.

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"Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

"Cash Flow Default" has the meaning set forth in Section 3.2(a) hereof.

"Closing Price" for any date shall mean the last sale price reported in The Wall Street Journal or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported on Nasdaq or its successor, if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the Common Stock is not quoted in the over-the-counter market, the fair value thereof determined in good faith by the Company's Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made.

"Common Stock" has the meaning set forth in the Recitals hereof.

"Company" has the meaning set forth in the Preamble hereof.

"Consolidated Cash Flow" means, for any period, the Consolidated Net Income of the Company and its Consolidated Subsidiaries for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (i)      Consolidated Interest Expense; plus

                  (ii) all income tax expense of the Company and its Consolidated Subsidiaries; plus

                  (iii) depreciation and amortization expense of the Company and its Consolidated Subsidiaries; plus

                  (iv) all losses attributable to grinding wheels operations; plus

                  (v) restructuring charges and related severance and other expenses in an aggregate amount not to exceed $1.5 million; plus

                  (vi) all other non-cash charges of the Company and its Consolidated Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); plus

                  (vii)    expenses related to debt refinancing; plus

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                  (viii)   any payment of fees and expenses under any
Receivables Liquidity Facility; plus

                  (ix) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; minus

                  (x)      all gains attributable to grinding wheels operations;

                  in each case determined on a consolidated basis for such period in conformity with GAAP.

"Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Subsidiaries, whether paid in cash or accrued as a liability, plus, to the extent not included in such total interest expense, and to the extent deducted in determining Consolidated Net Income, without duplication:

                  (i) the interest component of all payments associated with Capital Lease Obligations; plus

                  (ii)     amortization of debt discount and debt issuance cost;
plus

                  (iii)    capitalized interest; plus

                  (iv)     losses and upfront costs on Hedging Obligations; plus

                  (v) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Consolidated Subsidiary; minus

                  (vi)     interest income for such period;

                  in each case determined on a consolidated basis for such period in conformity with GAAP.

"Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries, excluding the cumulative effect of a change in accounting principles.

"Consolidated Subsidiaries" means, with respect to the Company, each subsidiary consolidated with the Company in its financial statement prepared in accordance with GAAP.

"Contingent Warrant Certificates" means the certificates evidencing the Contingent Warrants.

"Contingent Warrants" has the meaning set forth in the Recitals hereof.

"Contingent Warrant Shares" has the meaning set forth in the Recitals hereof.

"Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

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"Date of Exercise" means with respect to any Contingent Warrant the date on which such Contingent Warrant is exercised as provided herein.

"Election to Purchase" has the meaning set forth in Section 2.2 hereof.

"Euro Note Refinancing Condition" has the meaning ascribed to it in the Note Purchase Agreement.

"Exercise Price" means the purchase price of one Contingent Warrant Share, reflecting all appropriate adjustments made in accordance with the provisions of
Article IV hereof.

"Expiration Date" means 5:00 P.M., New York City time, on March 15, 2011.

"Fair Market Value" means, on a per share basis, the average of the daily Closing Prices of the Common Stock for the five (5) consecutive Trading Days ending the Trading Day immediately preceding the Date of Exercise.

"GAAP" means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

"Glencore" has the meaning set forth in the Preamble hereof.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing the Indebtedness of any Person and any obligations, direct or indirect, contingent or otherwise, of such Person:

                  (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

"Holder" means a holder of a Contingent Warrant Certificate.

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"Indebtedness" means, with respect to any Person, indebtedness of such Person
(i) for money borrowed or (ii) evidenced by notes, debentures, bonds or other similar instruments.

"Initial Exercise Price" has the meaning set forth in Section 3.1 hereof.

"Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

"Mizuho" has the meaning set forth in the Preamble hereof.

"Nasdaq" means The Nasdaq Stock Market, Inc.'s National Market.

"Note Purchase Agreement" has the meaning set forth in the Recitals hereof.

"Notes" has the meaning set forth in the Recitals hereof.

"Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

"Person" means and includes any person, firm, corporation, association, trust or other enterprise or any governmental or political subdivision or agency, department or instrumentality thereof, including the Company and the Purchasers.

"Preferred Stock" means the 6% Series B Convertible Preferred Stock of the Company.

"Purchasers" has the meaning set forth in the Preamble hereof.

"Receivables Liquidity Facility" means the Amended and Restated Receivables Purchase Agreement dated as of January 26, 1996, as amended, among the Company, Cincinnati Milacron Marketing Company, Cincinnati Milacron Commercial Corp., Valenite Inc., DME Company, Market Street Funding Corporation and PNC Bank, National Association, as the same may be amended, extended, renewed, refinanced, replaced, supplemented or modified from time to time or any replacement receivables liquidity facility.

"Reorganizations" has the meaning set forth in Section 4.3 hereof.

"Stockholder Approval" has the meaning ascribed to it in the Note Purchase Agreement.

"Subsidiary" of any Person means (i) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

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"Trading Days" with respect to the Common Stock means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (ii) if the Common Stock is quoted on Nasdaq or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

                                   ARTICLE II

                         CONTINGENT WARRANT CERTIFICATES

                  Section 2.01 Issuance of Contingent Warrants.

                  (a) Immediately after (i) the receipt of Stockholder Approval, (ii) satisfaction or waiver of the Euro Note Refinancing Condition and
(iii) exchange of the Notes into shares of Preferred Stock pursuant to the terms of the Note Purchase Agreement, the Company shall issue to each holder of Preferred Stock a Contingent Warrant to purchase two Contingent Warrant Shares per share of Preferred Stock held by such holder. The Contingent Warrants shall not be separately transferable from the Preferred Stock unless a Cash Flow Default shall have occurred and the Contingent Warrants have been exercised pursuant to the terms hereof.

                  (b) Each Contingent Warrant Certificate shall evidence the number of Contingent Warrants specified therein, and each Contingent Warrant evidenced thereby shall represent the right, subject to the provisions contained herein, to purchase from the Company two Contingent Warrant Shares.

                  Section 2.02 Forms of Contingent Warrant Certificates. The Contingent Warrant Certificates shall be issued in the form of Exhibit A attached hereto, together with the form of the election to purchase (the "Election to Purchase") and assignment (the "Assignment") to be attached thereto, and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

                  Section 2.03 Execution of Contingent Warrant Certificates. The Contingent Warrant Certificates shall be executed on behalf of the Company by an Officer thereof, either manually or by facsimile signature printed thereon. In case any Officer of the Company who shall have signed any of the Contingent Warrant Certificates shall cease to be an Officer of the Company either before or after delivery thereof by the Company to any Holder, the signature of such Person on such Contingent Warrant Certificates shall be valid nevertheless and such Contingent Warrant Certificates may be issued and delivered to those persons entitled to receive the Contingent Warrants represented thereby with the same force and effect as though the Person who signed such Contingent Warrant Certificates had not ceased to be an Officer of the Company.

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                  Section 2.04 Registration of Contingent Warrant Certificates.
The Company shall number and keep a registry of the Contingent Warrant Certificates in a register as they are needed. The Company may deem and treat the Holders as the absolute owners thereof for all purposes.

                  Section 2.05 Exchange and Transfer of Contingent Warrant Certificates.

                  (a) The Contingent Warrants (and any Contingent Warrant Shares issued upon exercise of the Contingent Warrants) shall bear such restrictive legend or legends as may be required by law and shall be transferable only in accordance with the terms of this Agreement.

                  (b) The Company may from time to time note the transfer of any outstanding Contingent Warrant Certificates in a warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Contingent Warrant Certificate shall be issued to the transferee(s).

                  (c) Contingent Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at the address set forth in Section 5.6 hereof for another Contingent Warrant Certificate or Contingent Warrant Certificates of like tenor and representing in the aggregate a like number of Contingent Warrant Shares; provided, however, that the Company shall not be required to issue any Contingent Warrant Certificate representing any fractional Contingent Warrant Shares.

                  Section 2.06 Lost, Stolen, Mutilated or Destroyed Contingent Warrant Certificates. If any Contingent Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Contingent Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Contingent Warrant Certificate, a new Contingent Warrant Certificate representing an equivalent number of Contingent Warrants or Contingent Warrant Shares. If required by the Company, the Holder of the mutilated, lost, stolen or destroyed Contingent Warrant Certificates must provide indemnity sufficient to protect the Company from any loss which it may suffer if the Contingent Warrant Certificate is replaced. Any such new Contingent Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Contingent Warrant Certificate shall be at any time enforceable by anyone.

                  Section 2.07 Cancellation of Contingent Warrant Certificates. Any Contingent Warrant Certificate surrendered upon the exercise of Contingent Warrants or for exchange or transfer shall be canceled and shall not be reissued by the Company; and, except as provided in Section 3.4 hereof in case of the exercise of less than all of the Contingent Warrants evidenced by a Contingent Warrant Certificate or in Section 2.4 in an exchange or transfer, no Contingent Warrant Certificate shall be issued hereunder in lieu of such canceled Contingent Warrant Certificate. Any Contingent Warrant Certificate so canceled shall be destroyed by the Company.

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                                   ARTICLE III

                        CONTINGENT WARRANT EXERCISE PRICE
                       AND EXERCISE OF CONTINGENT WARRANTS

                  Section 3.01 Exercise Price. Each Contingent Warrant Certificate shall, when signed by an Officer of the Company, entitle the Holder thereof to purchase from the Company, subject to the terms and conditions of this Agreement, the number of fully paid and nonassessable Contingent Warrant Shares evidenced thereby at a purchase price of $0.01 per share (the "Initial Exercise Price") or such adjusted number of Contingent Warrant Shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article IV hereof, payable in full in accordance with Section 3.2 hereof, at the time of exercise of the Contingent Warrant.

                  Section 3.02 Procedure for Exercise of Contingent Warrants.

                  (a) The Contingent Warrants may be exercised prior to the Expiration Date at the Exercise Price if, but only if, the Company's Consolidated Cash Flow for the fiscal year ended December 31, 2005 is less than $60 million (such occurrence, a "Cash Flow Default"). If the Company's Consolidated Cash Flow for the fiscal year ended December 31, 2005 is $60 million or more, then the Contingent Warrants shall immediately terminate and shall not be exerciseable.

                  (b) The Company shall deliver to the Holders not later than the 90th day following the end of the Company's fiscal year ended December 31, 2005, a certificate of the Company's chief financial officer setting forth the calculation of Consolidated Cash Flow (together with such supporting information as the Holders may reasonably request to verify Consolidated Cash
Flow) for such fiscal year and certifying that such calculations are true and correct to the best of the Company's knowledge (such letter and certificate is referred to as an "Accountant's Certificate").

                  (c) In the event the Contingent Warrants become exercisable, the Company shall promptly provide written notice to each Holder of the exercisability of the Contingent Warrants at the addresses set forth in
Section 5.6 hereof. The Contingent Warrants shall expire at 5:00 p.m., New York City time, on the Expiration Date. The Contingent Warrants may be exercised by surrendering the Contingent Warrant Certificates representing such Contingent Warrants to the Company at its address set forth in Section 5.6 hereof, together with the Election to Purchase duly completed and executed, accompanied by payment in full, as set forth below, to the Company of the Exercise Price for each Contingent Warrant Share in respect of which such Contingent Warrants are being exercised. Such Exercise Price shall be paid in full by (i) cash or a certified check or a wire transfer in same day funds in an amount equal to the Exercise Price multiplied by the number of Contingent Warrant Shares then being purchased or (ii) delivery to the Company of that number of shares of Common Stock having a Fair Market Value equal to the Exercise Price multiplied by the number of Contingent Warrant Shares then being purchased.

                  Section 3.03 Issuance of Warrant Shares. As soon as practicable after the Date of Exercise of any Contingent Warrants, the Company shall issue, or cause its transfer agent to issue, a certificate or certificates for the number of full Contingent Warrant Shares, registered in accordance with the instructions set forth in the Election to Purchase, together with cash for fractional shares as provided in Section
4.8. All Contingent Warrant Shares issued upon the exercise of any Contingent Warrants shall be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and (subject to Section 5.1 hereof) free from all taxes, liens, charges and security interests in respect of the issuance thereof. Each person in whose name any such certificate for Contingent Warrant Shares is issued shall be deemed for all purposes to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Contingent Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for Contingent Warrant Shares.

                  Section 3.04 Certificates for Unexercised Contingent Warrants. In the event that, prior to the Expiration Date, a Contingent Warrant Certificate is exercised in respect of fewer than all of the Contingent Warrant Shares issuable on such exercise, a new Contingent Warrant Certificate representing the remaining Contingent Warrant Shares shall be issued and delivered pursuant to the provisions hereof; provided, however, that the Company shall not be required to issue any Contingent Warrant Certificate representing any fractional Contingent Warrant Shares.

                  Section 3.05 Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the exercise of Contingent Warrants, the maximum number of its authorized but unissued shares of Common Stock which may then be issuable upon the exercise in full of all outstanding Contingent Warrants.

                  Section 3.06 No Impairment. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Contingent Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment.

                  Section 3.07 Expiration of Contingent Warrants. Each Contingent Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. The Company shall give written notice of the Expiration Date to the registered holders of the then outstanding Contingent Warrants not less than 90 nor more than 120 days prior to the Expiration Date; provided, however, that if the Company fails to give such notice, the Contingent Warrants shall still terminate and become void on the applicable Expiration Date.

                                   ARTICLE IV

                        ADJUSTMENTS AND NOTICE PROVISIONS

                  Section 4.01 Adjustment of Exercise Price. Subject to the provisions of this Article IV, the Exercise Price in effect from time to time shall be subject to adjustment in the following manner. In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification; provided, however, that in no event shall the Exercise Price be adjusted to below $0.01 per share. Such adjustment shall be made successively whenever any event specified above shall occur.

                  Section 4.02 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to Section 4.l hereof, each Contingent Warrant shall thereupon evidence the right to purchase that number of Contingent Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Contingent Warrant Shares purchasable immediately prior to such adjustment upon exercise of the Contingent Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

                  Section 4.03 Reorganizations. In case of any capital reorganization, other than in the cases referred to in Section 4.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Contingent Warrant (in lieu of the number of Contingent Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of Contingent Warrant Shares which would otherwise have been deliverable upon the exercise of such Contingent Warrant would have been entitled upon such Reorganization if such Contingent Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Contingent Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement prepared by the Company or any successor thereto, between the Company and any successor thereto, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Holder of any Contingent Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

                  Section 4.04 Verification of Computations. The Company shall select a firm of independent public accountants (which may be its outside auditors), which selection may be changed from time to time, to verify each adjustment made in accordance with this Article IV. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any adjustment made under this Article IV. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to each Holder.

                  Section 4.05 Notice of Certain Actions. In the event the Company shall (a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock, (b) offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options, or (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock) or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company; then, in each such case, the Company shall cause notice of such proposed action to be mailed to each Holder at least thirty (30) days prior to such action; provided, however, that in the event that the Company provides public notice of such action specifying the information set forth below at least fifteen (15) days prior to such action, the Company shall be deemed to have satisfied its obligation to provide notice pursuant to this Section 4.5. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice shall be mailed in the case of any action covered by paragraph (a) or (b) of this Section 4.5, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by this paragraph (c), at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

                  Section 4.06 Certificate of Adjustments. Whenever any adjustment is to be made pursuant to this Article IV, the Company shall prepare a certificate executed by the Chief Financial Officer of the Company, setting forth such adjustments to be mailed to each Holder at least fifteen (15) days prior thereto, such notice to include in reasonable detail (a) the events precipitating the adjustment, (b) the computation of any adjustments, and (c) the Exercise Price and the number of shares or the securities or other property purchasable upon exercise of each

Contingent Warrant after giving effect to such adjustment. Such Certificate shall be accompanied by the accountant's verification required by Section 4.4 hereof.

                  Section 4.07 Contingent Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article IV, Contingent Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided, however, that the Company may, at its option, issue new Contingent Warrant Certificates evidencing Contingent Warrants in such form as may be approved by its Board of Directors of the Company to reflect any adjustment in the Exercise Price and number of Contingent Warrant Shares purchasable under the Contingent Warrants.

                  Section 4.08 Fractional Shares. The Company shall not be required upon the exercise of any Contingent Warrant to issue fractional Contingent Warrant Shares which may result from adjustments in accordance with this Article IV to the Exercise Price or number of Contingent Warrant Shares purchasable under each Contingent Warrant. If more than one Contingent Warrant is exercised at one time by the same Holder, the number of full Contingent Warrant Shares which shall be issuable upon the exercise thereof shall be computed based on the aggregate number of Contingent Warrant Shares purchasable upon exercise of such Contingent Warrants. With respect to any final fraction of a share called for upon the exercise of any Contingent Warrant or Contingent Warrants, the Company shall pay an amount in cash to the Holder of the Contingent Warrants in respect of such final fraction in an amount equal to the Fair Market Value of a share of Common Stock as of the Date of Exercise of such Contingent Warrants, multiplied by such fraction. All calculations under this
Section 4.8 shall be made to the nearest hundredth of a share.

                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.01 Payment of Taxes and Charges. The Company will pay all taxes (other than income taxes) and other government charges in connection with the issuance or delivery of the Contingent Warrants and the initial issuance or delivery of Contingent Warrant Shares upon the exercise of any Contingent Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any additional transfer taxes in connection with the subsequent transfer of Contingent Warrants or any transfer involved in the issuance and delivery of Contingent Warrant Shares in a name other than the name in which the Contingent Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

                  Section 5.02 Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Company and the Holders of at least a majority of the Contingent Warrants. The failure of any party to enforce any of the provisions of this

Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement.

                  Section 5.03 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns.

                  Section 5.04 Term. This Agreement shall commence on the date hereof and end on March 15, 2011.

                  Section 5.05 Successor to Company. In the event that the Company merges or consolidates with or into any other corporation or sell or otherwise transfers its property, assets and business substantially as an entirety to a successor corporation, the Company shall use reasonable commercial efforts to have such successor corporation assume each and every covenant and condition of this Agreement to be performed and observed by the Company.

                  Section 5.06 Notices. Any notice or demand required by this Agreement to be given or made by any Holder to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed as follows:

                  if to the Company:

                  Milacron Inc.
                  2090 Florence Avenue
                  Cincinnati, OH 45206
                  Telephone: (513) 487-5000
                  Facsimile: (513) 487-5057
                  Attention: Ronald D. Brown

                  with a copy to:

                  Cravath, Swaine & Moore LLP
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York 10019
                  Telephone: (212) 474-1000
                  Facsimile: (212) 474-3700
                  Attention: Mark I. Greene, Esq.

                  if to Mizuho:

                  Mizuho International plc
                  Bracken House
                  One Friday Street
                  London EC4M 9JA
                  UNITED KINGDOM

                  Telephone: 011 44 207 236 1090
                  Facsimile: 011 44 207 090 6806
                  Attention: Patrick Collins

                  With a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, NY  10038
                  Telephone: (212) 504-6000
                  Facsimile: (212) 504-6666
                  Attention: Gregory M. Petrick, Esq.

                  if to Glencore:

                  Glencore Finance AG
                  Baarermattstrasse 3
                  CH-6341 Baar
                  SWITZERLAND
                  Telephone: 011 41 41 709 2340
                  Facsimile: 011 41 41 709 2848
                  Attention: Steven Isaacs

                  With a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, NY 10038
                  Telephone: (212) 504-6000
                  Facsimile: (212) 504-6666
                  Attention:  Gregory M. Petrick, Esq.

Any notice or demand required by this Agreement to be given or made by the Company to or on any Holder shall be sufficiently given or made, whether or not such holder receives the notice, five (5) days after mailing, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at its last address as shown on the books of the Company. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

                  Section 5.07 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any Holder or the legality or validity of any adjustment made pursuant to Section
4.1 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

                  Section 5.08 Governing Law. This Agreement and each Contingent Warrant Certificate issued hereunder shall be governed by the laws of the State of New York without regard to principles of conflicts of laws thereof.

                  Section 5.09 Remedies. The Company stipulates that the remedies at law of Holders in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific enforcement of any agreement contained herein or by an injunction against a violation of any of the terms hereof.

                  Section 5.10 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holders of any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors, and the Holders.

                  Section 5.11 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                  Section 5.13 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 5.14 Entire Agreement. This Agreement, including the Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

                  IN WITNESS WHEREOF, this Contingent Warrant Agreement has been duly executed by the parties as of the day and year first above written.

                                         MILACRON INC.

                                         By: /s/ Robert P. Lienesch
                                             -----------------------------------
                                             Name:  Robert P. Lienesch
                                             Title: Vice President - Finance and
                                             Chief Financial Officer

                                         GLENCORE FINANCE AG

                                         By:  /s/ Steven Isaacs
                                             -----------------------------------
                                             Name: Steven Isaacs
                                             Title: Director

                                         MIZUHO INTERNATIONAL PLC

                                         By: /s/ Matthew M. Weber
                                             -----------------------------------
                                         Name: Matthew M. Weber
                                         Title: Attorney

                                                                       Exhibit A

                                    [FORM OF]

                         CONTINGENT WARRANT CERTIFICATE

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.

No. ________

                          CERTIFICATE FOR [ ] WARRANTS

                        NOT EXERCISABLE AFTER 5:00 P.M.,
                      NEW YORK CITY TIME, ON MARCH 15, 2011

                                  MILACRON INC.

              COMMON STOCK PURCHASE CONTINGENT WARRANT CERTIFICATE

                  THIS CERTIFIES that [Investor] or its registered assigns is the registered holder (the "Registered Holder") of Contingent Warrants set forth above, each of which represents the right to purchase two fully paid and nonassessable share of common stock, par value $0.01 per share (the "Common Stock"), of Milacron Inc., a Delaware corporation (the "Company"), at the Exercise Price at the times specified in the Contingent Warrant Agreement (as hereinafter defined), by surrendering this Contingent Warrant Certificate, with the form of Election to Purchase attached hereto duly executed and by paying in full the Exercise Price. Payment of the Exercise Price shall be made as set forth in the Contingent Warrant Agreement. No Contingent Warrant may be exercised after 5:00 P.M., New York City time, on March 15, 2011 (the "Expiration Date"). All Contingent Warrants evidenced hereby shall thereafter become void, subject to the terms of the Contingent Warrant Agreement hereinafter referred to.

                  Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Contingent Warrant Certificate and in accordance with the terms of the Contingent Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Contingent Warrant Certificate, in whole or in part, upon surrender of this Contingent Warrant Certificate at the principal office of the Company with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Contingent Warrant Certificate or Contingent Warrant Certificates representing the same aggregate number of Contingent Warrants to purchase the shares of the Common Stock will be issued in accordance with instructions in the form of assignment.

                  Upon the exercise of less than all of the Contingent Warrants to purchase the shares of the Common Stock evidenced by this Contingent Warrant Certificate, there shall be issued to the Registered Holder a new Contingent Warrant Certificate in respect of the Contingent Warrants not exercised.

                  Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Contingent Warrant Certificate, with or without other Contingent Warrant Certificates, for another Contingent Warrant Certificate or Contingent Warrant Certificates for the same aggregate number of Contingent Warrants to purchase the shares of the Common Stock, upon surrender of this Contingent Warrant Certificate at the principal office of the Company.

                  Upon certain events provided for in the Contingent Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Contingent Warrant are required to be adjusted.

                  No fractional shares will be issued upon the exercise of Contingent Warrants. As to any final fraction of a share of Common Stock which the Registered Holder of one or more Contingent Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Contingent Warrant Agreement. No Contingent Warrant Certificate representing any fractional Contingent Warrant Shares will be issued.

                  This Contingent Warrant Certificate is issued under and in accordance with the Contingent Warrant Agreement dated as of March 12, 2004 (the "Contingent Warrant Agreement") by and among the Company and the Purchasers (as defined in the Contingent Warrant Agreement) and is subject to the term and provisions contained in the Contingent Warrant Agreement. All capitalized terms not defined herein shall have the meanings given such terms as set forth in the Contingent Warrant Agreement.

                  This Contingent Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

                  IN WITNESS WHEREOF, the Company has caused this Contingent Warrant Certificate to be duly executed under its facsimile corporate seal.

                                    MILACRON INC.

                                        By:
                                            Name:
                                            Title:

                                            [Seal] Attest:

                                        By: ____________________________________
                                            Name:
                                            Title: Secretary

                              [FORM OF ASSIGNMENT]

                  FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Contingent Warrant Certificate, with respect to the number of Contingent Warrants to purchase the shares of the Common Stock set forth below:

                                                           NO. OF CONTINGENT
NAME OF ASSIGNEE                  ADDRESS                       WARRANTS
----------------------------------------------------------------------------

and does hereby irrevocably constitute and appoint _____________________ true and lawful Attorney, to make such transfer on the books of Milacron Inc., maintained for that purpose, with full power of substitution in the premises.

Dated:___

                                            ____________________________________
                                            Signature

                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the
                                            Contingent Warrant Certificate.)

                         [FORM OF ELECTION TO PURCHASE]

                  The undersigned hereby irrevocably elects to exercise ____________ of the Contingent Warrants represented by this Contingent Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Contingent Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO: ______________________________________________________________________
                                     (NAME)
________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)
________________________________________________________________________________
                (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)

DELIVER TO: ____________________________________________________________________
                                     (NAME)
at _____________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

                  In full payment of the purchase price with respect to the exercise of Contingent Warrants to purchase shares of the Common Stock, the undersigned:

                  [ ] hereby tenders payment of $________ by cash, certified check, cashier's check or money order payable in United States currency to the order of the Company; or

                  [ ] hereby delivers to the Company that number of shares of Common Stock having a Fair Market Value (as defined in the Contingent Warrant Agreement) equal to the Exercise Price multiplied by the number of Contingent Warrant Shares being purchased.

                  If the number of Contingent Warrants to purchase the shares of the Common Stock hereby exercised is less than all the Contingent Warrants represented by this Contingent Warrant Certificate, the undersigned requests that a new Contingent Warrant Certificate representing the number of such full Contingent Warrants not exercised be issued and delivered as follows:

ISSUE TO: ______________________________________________________________________
                                     (NAME)
________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)
________________________________________________________________________________
                (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)

DELIVER TO: ____________________________________________________________________
                                     (NAME)
at _____________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

Date: ________ ___, ______

                                                ________________________________
                                                Signature

                                                (Signature must conform in all
                                                respects to name of holder as
                                                specified on the face of the
                                                Contingent Warrant Certificate.)

                                                PLEASE INSERT SOCIAL SECURITY OR
                                                TAX I.D. NUMBER OF HOLDER
                                                ________________________________